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                                                                   EXHIBIT 10.23

                           ASSET PURCHASE AGREEMENT
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          THIS ASSET PURCHASE AGREEMENT is made as of this 10th day of October,
1996, by and between Poppe Tyson, Inc., a Delaware corporation with its principal offices located at 40 West 23rd Street, New York, New York 10010 (the "Seller"), and Bozell, Jacobs, Kenyon & Eckhardt, Inc. a Delaware corporation with its principal offices located at 40 West 23rd Street, New York, New York 10010 (the "Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Seller owns and operates, among other things, an advertising and public relations agency located at the Erieview Tower Plaza, 1301 East 9th Street, Suite 3400, Cleveland, Ohio (the "Cleveland Office"), which Cleveland Office is engaged in the business of providing advertising and public relations services to clients of Seller (the "Cleveland Business"); and

          WHEREAS, the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer as a going concern the Cleveland Business and all assets, rights and properties (whether tangible or intangible) relating to the Cleveland Business (including, without limitation, that certain Sublease Agreement, dated as of August 1, 1995, as amended, between Beneco Leasing Two, Inc. and the Seller
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covering the Cleveland Office (the "Sublease")), excluding from such assets and the Cleveland Business, the name Poppe Tyson or any derivative thereof and any business serviced or performed by the offices and agencies of Seller, other than the Cleveland Office, including any business serviced and/or performed by such offices for clients of Seller located in Cleveland, Ohio (collectively, the "Excluded Assets") (the foregoing assets, excluding the Excluded Assets, collectively, the "Cleveland Assets");

          WHEREAS, seller is a subsidiary of Buyer;

          WHEREAS, the Buyer and the Seller believe that it is in their respective best interests to effect the transfer of the Cleveland Assets to, and the assumption of the Assumed Liabilities (as hereinafter defined) by, the
Buyer:

          NOW, THEREFORE, in consideration of the mutual covenants and agreements to be performed as set forth below, and other good and valuable consideration not stated herein, receipt and sufficiency of which is hereby acknowledged, the Buyer and the Seller hereby agree as follows:

          1.   Sale of Business and Assets
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          1.1  The Seller hereby grants, conveys, delivers, bargains, sells, transfers, assigns and sets over, "as is" and without representation or warranty of any kind, to the Buyer, its successors and assigns, all of the Seller's right, title and interest in and to the Cleveland Assets and the Cleveland Business (collectively, the

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"Cleveland Business and Assets").

          1.2 The Buyer hereby assumes and agrees to pay, perform and discharge all the Seller's obligations and liabilities (whether direct or indirect, absolute or contingent, known or unknown) incurred by Seller in connection with the Cleveland Business and Assets and outstanding on the date hereof, but only to the extent not performed by Seller on or prior to June 30, 1996 (including, without limitation, under the Sublease and all agreements, contracts and leases ("Agreements") entered into by Seller in connection with the Cleveland Business and Assets); provided that in the event any such
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Agreements provide for payments by the Seller to a counterparty based on the income (whether gross or net) or net operating profits of the Seller, the Buyer is only assuming such payment obligations to the extent of the income (whether gross or net) or net operating profits of the Cleveland Office of the Seller and not otherwise of the Seller or the Buyer (collectively, the "Assumed Liabilities").

          2.  Purchase Price
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          2.1  The purchase price for the Cleveland Assets and Business shall be
$1,033,101.00 (the "Purchase Price"). The Purchase Price has been paid by Buyer to Seller simultaneously herewith. The Seller acknowledges payment of the Purchase Price by the Buyer. To the extent, the Seller incurs any expenses in connection with the

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Cleveland Business and Assets after June 30, 1996 to the date hereof, the Buyer shall reimburse the Seller in an amount equal to the amount of such expenses.

          3.   Buyer Indemnity.  The Buyer hereby agrees to indemnify and hold
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harmless the Seller for any claims or causes of action (collectively, "Claims")
brought against, or any losses, judgments, liabilities, obligations, settlements, damages, costs and expenses (collectively, "Losses") (in each case, whether such Claims or Losses have arisen from actions or omissions of Seller before or after the date hereof) incurred or suffered by, Seller after the date hereof with respect to the Cleveland Business and Assets or the Assumed Liabilities.

          4.   Condition of Property
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          4.1  The Buyer has thoroughly inspected the Cleveland Assets and is thoroughly familiar with their condition, and acknowledges that the Seller makes no representations or warranties with respect thereto.

          4.2 The Buyer agrees to purchase the Cleveland Business and Assets "as is" and in their present condition. ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE WAIVED BY THE BUYER.

          5.   Further Assurances and Cooperation.  Each party hereto agrees
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that, it will deliver such further documents and instruments, obtain such further consents and

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approvals and take all such further action as may be reasonably necessary or proper, to fully effectuate the Agreement and the intent hereof.

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    6.    Counterparts.  The Agreement may be executed in any number of
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counterparts, which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have each executed or caused this Agreement to be executed by its officers thereunto duly authorized, as of the day and year first above written.

                       POPPE TYSON, INC.


                       By:  _____________________________
                       Its: _____________________________


                       BOZELL, JACOBS, KENYON & ECKHARDT, INC.


                       By:  _____________________________
                       Its: _____________________________

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